UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 19, 2011

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events.

VIST Financial Corp. (the “Company”) is filing this Current Report on Form 8-K to report that, effective as of the close of business on September 19, 2011, the Amended and Restated Rights Agreement, dated as of March 3, 2008, as amended December 17, 2008 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent, relating to the Company’s Shareholder Rights Plan, expired according to its terms, and the Company’s Board of Directors has elected not to extend or renew the Shareholder Rights Plan at this time.  Accordingly, the preferred share purchase rights issued under the Rights Agreement expired as of the close of business on September 19, 2011 and are no longer outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: September 29, 2011

	By:	/s/ Robert D. Davis
Robert D. Davis
President and and Chief Executive Officer